UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2018, the Board of Directors (the “Board”) of The McClatchy Company (the “Company”) approved the adoption of The McClatchy Company Executive Supplemental Retirement Plan (the “Executive Supplemental Plan”), effective on the same day. The Executive Supplemental Plan provides a means for executives, including the Company’s named executive officers, to obtain additional retirement accumulation, thereby supporting the Company’s retention of key personnel.

The Compensation Committee of the Board (the “Committee”) may extend eligibility to participate in the Executive Supplemental Plan to any executive officer or other key employee of the Company or its affiliates. Prior to each calendar year, the Committee will approve a list of executive officers and/or other key employees who will remain as active participants under the Executive Supplemental Plan for the upcoming calendar year.

The Executive Supplemental Plan provides that, for each calendar year after the effective date of the plan, the Company will make a contribution of ten percent (10%) of a participant’s compensation for the calendar year to each participant who remains employed by the Company or its affiliates on the last day of such calendar year or who experiences a separation from service during the calendar year on account of retirement on or after age 55 with ten years of service, involuntary termination by the Company or its affiliate without cause, death, or disability.

Any Company contributions under the Executive Supplemental Plan will be credited to a participant’s bookkeeping account, which account will be adjusted to reflect increases or decreases based on the allocation of the account in one or more investment indexes or a credited interest rate based on a published benchmark index selected by the plan administrator. A participant’s benefits under the Executive Supplemental Plan vest over a ten-year vesting schedule, with fifty percent (50%) of the benefits vesting after five years of service and an additional ten percent (10%) of the benefits vesting for each additional year of service thereafter.  A participant becomes fully vested immediately upon a separation from service on account of retirement on or after age 55 with ten years of service, involuntary termination by the Company or its affiliate without cause, death, or disability. Except in the case of termination of employment due to a participant’s death, a participant’s vested benefits under the Executive Supplemental Plan will be distributed in three equal annual installments commencing in January of the calendar year following his or her termination date or, if later, as of the first day of the seventh month following his or her termination date.  In the case of a termination of employment due to a participant’s death, the full amount of the participant’s account will be paid to the participant’s beneficiary in a single lump sum.

The Company may, in its sole discretion, terminate the Executive Supplemental Plan at any time. The Company may partially or completely terminate the Executive Supplemental Plan.

The summary of the Executive Supplemental Plan set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Supplemental Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	The McClatchy Company Executive Supplemental Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

January 29, 2018	The McClatchy Company

/s/ Billie S. McConkey
	By:	Billie S. McConkey
Vice President, Human Resources, General Counsel and Secretary